SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

FORM S-1 /A

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

STAR LINK SOFTWARE, INC.
(Name of small business issuer in its charter)

FLORIDA	7373	26-2171634
(State or other jurisdiction of organization)	(Primary Standard Industrial Classification Code)	(Tax Identification Number)
1515 North Federal Highway, Suite 300 Boca Raton, FL 33432 (561) 864-5500	Florida Business Formation, Inc 20 S. Broad St. Brooksville FL 34601 (877) 239-2608
(Address and telephone number of registrant's executive office)	(Name, address and telephone number of agent for service)

Copies to:

Jeffrey H. Burns, Esq.
265 Rimrock Road, Suite 202
Toronto, Ontario M3J 3C6
(416) 633-5616

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☑

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☐	Smaller reporting company	☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price	Aggregate Offering	Registration
Registered	Registered	Per Share	Price	Fee [1]
Common Stock, no par value [2]	11,900,000	$1.00	$11,900,000	$468
TOTAL				$468

[1]    Estimated solely for purposes of calculating the registration fee under Rule 457.
[2]    Shares of common stock relate to the Offering by 34 selling security holders.

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price shares were sold to our shareholders in a private placement memorandum. The price of $1.00 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices. The fixed price of $1.00 has been determined as the selling price based upon the original purchase price paid by the selling shareholders of $1.00. The offering is being undertaken on a best efforts basis. There can be no assurance that a market maker will agree to file the necessary documents with Financial Industry Regulatory Authority (FINRA), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION

STAR LINK SOFTWARE, INC.

Star Link Software, Inc. is registering 11,900,000 shares for our selling shareholders. The Company has agreed to register these shares pursuant to registration rights granted to the selling shareholders and will receive no proceeds therefrom.

The offering will commence on the effective date of this prospectus and will continue for a period of 360 days, unless extended by us for an additional 180 days.

Our common stock is currently not traded over-the-counter or listed on the NASD Over-The-Counter Bulletin Board. Selling security holders will sell at the stated fixed price of $1.00 per share until such time as the securities are quoted on the OTC Bulletin Board and thereafter sold at prevailing market prices or privately negotiated prices.

Consider carefully the risk factors beginning on page 7 in this prospectus.

Neither the SEC nor any state securities commission has approved these common shares or determined that this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  We have advised the Selling Shareholders that they and any securities broker/dealers or others who will be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933, as amended, and should such Selling Shareholder participate in a distribution, they may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934, as amended.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal to tell you otherwise

SUMMARY OF OUR OFFERING

To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 7 and the financial statements.

General

Star Link Software, Inc. was incorporated in the State of Florida on April 27, 2007.  Our principal executive offices are located at 1515 North Federal Highway, Suite 300, Boca Raton, Florida 33432.  Our telephone number is (561) 864-5500.

Our business

We are a start-up stage company. We are a company without revenues or operations, we have minimal assets and have incurred losses since inception. We intend to engage in the sale of Internet sites to our clients. We intend to incorporate our proprietary software to provide network marketing services in a “virtual community” setting. Myspace and Facebook are examples of virtual communities. Our initial client will be the Federation of Miners Association of Tanzania (FEMATA). We intend to offer members of FEMATA the ability to create personal websites and to participate in our email system for the purpose of engaging in sustainable commerce. For example, they can directly participate in buying or selling goods and services to produce income for their families. Our proprietary software not only incorporates virtual community and network marketing concepts but also provides banking interface software resulting in increased Internet technology efficiency.

Star Link Software System (the “System”) combines process automation with built-in operations knowledge on a broad range of operating systems, software infrastructure products, and applications. The System has been successfully deployed as of this date.

We anticipate our initial revenues to come from clients participating in our email system. Our first client is the Federation of Miners Association of Tanzania (FEMATA) with whom we have entered into a joint venture agreement. FEMATA is a three (3) million man union whose members can pay $9.99 per year to have access to our email system. Utilization of our email system allows participants access to our proprietary software programs which provide a viral marketing system allowing participants to open individual storefronts to sell their own products and services. Participants also have the immediate capability to replicate products or services which they have purchased and immediately become resellers of those same products or services. Our software system which is an audited closed loop control system operates in real time. Participants will be able to operate in our closed loop system which provides for virtually unlimited communities within a community.

Our principal executive office is located at 1515 N Federal Highway, Suite 300, Boca Raton, Florida 33432. Our telephone number is (561) 864-5500 and our registered agent for service of process is the Florida Business Formation, Inc, 20 S. Broad Street, Brooksville FL 34601  Our fiscal year end is December 31.

The Offering

Following is a brief summary of this offering:

Securities being offered	11,900,000 shares of common stock offered by selling shareholders.
Offering price per share	$1.00
Offering period	The shares are being offered for a period not to exceed 360 days.
Net proceeds to us	We shall receive no proceeds from the sale of shares
Number of shares outstanding before the offering	99,119,000
Number of shares outstanding after the offering if all of the shares are sold	99,119,000

Selected financial data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of December 31, 2007 (Audited)

Balance Sheet
Total Assets	$7,780
Total Liabilities	$12,174
Stockholders' Deficit	$(4,394)

Period from April 27, 2007 (date of inception) to December 31, 2007 (Audited)

Income Statement
Revenue	$-
Total Expenses	$48,394
Net Loss	$48,394

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.  Star Link’s business is subject to numerous risk factors, including the following.

1.  We cannot offer any assurance as to our future financial results. You may lose your entire investment.

We have received no income from operations to date and future financial results are uncertain.  We cannot assure you that we can operate in a profitable manner.  We have an accumulated deficit of ($48,394) as of December 31, 2007.  Even if we obtain future revenues sufficient to expand operations, increased production or marketing expenses would adversely affect liquidity of Star Link.

2.  We have operated Star Link Software for a short period and have a going concern opinion from our certified public accountant, so we have only a limited operating history upon which you can evaluate our business and prospects.

You should consider our prospects in light of the risks, expenses, and difficulties those companies in their earlier stage of development encounter.  Our success depends upon our ability to address those risks successfully, which includes, among other things:

    Whether we will be able to assemble and maintain the necessary resources, including financial resources that we will need to implement our business plan;

    Whether we can continue to build and maintain a strong management team that can develop and execute our business strategy;

    Whether we will be successful in establishing and maintaining the strategic associations necessary to implement our business strategy; and

   Whether we will be successful in implementing our sales and marketing strategy.

3.  We do not have an active market in our securities.  If our common stock has no active trading market, you may not be able to sell your common shares at all.

We do not have an active public market for our common shares.  We cannot assure you that an active public market will ever develop. Consequently, you may not be able to liquidate your investment in the event of an emergency or for any other reason.

4.  Most of our shares are held by two of our executive officers

Approximately 86% of our shares are held by two officers of the Company. Such concentration of shares limits non-affiliate shareholder status and gives control of the Company to two executive officers. As such, they will be in a position to control the board and all matters relating to the operation of the Company. Although they intend to act fairly in accordance with their fiduciary obligations, there can be no assurance they their decisions will be fair to shareholders.

5.   We do not meet the requirements for our stock to be quoted on NASDAQ, American Stock Exchange or any other senior exchange and the tradability in our stock will be limited under the penny stock regulation.

The liquidity of our common stock is restricted as our common stock falls within the definition of a penny stock.  Under the rules of the Securities and Exchange Commission, if the price of the Company’s common stock on the OTC Bulletin Board is below $5.00 per share, our common stock will come within the definition of a “penny stock.”  As a result, our common stock is subject to the “penny stock” rules and regulations.  Broker/dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stock.  These regulations require broker/dealers to:

•	Make a suitability determination prior to selling penny stock to the purchaser;
•	Receive the purchaser's written consent to the transaction; and
•	Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell our common stock, and may affect the ability to resell our common stock.

6 .   If our competitors are more successful in attracting and retaining customers and users, then our revenues could decline.

We compete with many other software and service providers.  As we expand the scope of our business, we will compete directly with a greater number of companies providing business services across a wide range of different software and services, including those companies offering similar software and services either on a stand alone basis or integrated into other products and vertical markets where competitors may have advantages in expertise, brand recognition, available financial and other resources, and other factors.  In order to compete effectively, we may need to expend significant internal resources or acquire other technologies to provide or enhance our capabilities.  If we are unable to maintain or expand our customer and user base in the future, our revenues may be negatively affected.

7 .   We may be subject to intellectual property infringement claims, which are costly to defend and could limit our ability to provide certain content or use certain technologies in the future.

Many parties are actively developing software products, as well as a variety of business models and methods.  We believe that these parties will continue to take steps to protect these products, models and methods, including, but not limited to, seeking patent protection.  As a result, disputes regarding the ownership of these technologies and rights associated with these products, models and methods are likely to arise in the future.  In addition to existing patents and intellectual property rights, we anticipate that additional third-party patents related to our products and services may be issued in the future.  We expect that we will increasingly be subject to patent litigation as our products and services expand.

In the event that there is a determination that we have infringed third-party proprietary rights such as patents, copyrights, trademark rights, trade secret rights or other third party rights such as publicity and privacy rights, we could incur substantial monetary liability, be required to enter into costly royalty or licensing agreements, if available, or be prevented from using the rights, which could require us to change our business practices in the future.  We may also incur substantial expenses in defending against third-party infringement claims regardless of the merit of such claims.  As a result, these claims could harm our business.

8 .  Our intellectual property rights are valuable and any inability to protect them could dilute our brand image or harm our business.

We regard our copyrights, patents, trademarks, trade dress, trade secrets, and similar intellectual property, including our rights to certain domain names, as important to our success.  To date, we do not have any patents issued or patent application pending.  Effective trademark, patent, copyright, and trade secret protection may not be available in every country in which our products are distributed or will be made available in the future.  Further, any future efforts we take to protect our proprietary rights may not be sufficient or effective.  If we are unable to protect our trademarks from unauthorized use, our brand image may be harmed.  While we attempt to ensure that the quality of our brand is maintained by our licensees, our licensees may take actions that could impair the value of our proprietary rights or the reputation of our products and media properties.  Protection of the distinctive elements of our product may not be available under copyright law.  Any impairment of our brand image could harm our business and cause our stock price to decline.  In addition, protecting our intellectual property and other proprietary rights can be expensive.  Any increase in the unauthorized use of our intellectual property could make it more expensive to do business and consequently harm our operating results.  In turn, this could harm the results of our business and lower our stock price.

9 .  We expect our operating expenses to continue to increase as we attempt to expand our brand and fund product development.

We expect that our operating expenses will continue to increase as we expand our operations in areas of expected growth, continue to develop and extend our brand and fund greater levels of product development.  If our expenses increase at a greater pace than our revenues, our operating results could be harmed.

10 .  We may not be successful in expanding the number of users of our products and services.

In order to successfully expand our number of users of our products and services, we must employ significant resources to the consistent development of applications and innovative tools to assist the buyers and sellers experience, as well as to employ an aggressive sales and marketing campaign, otherwise we could lose business to other competitors or service providers.

11 .  We rely on the value of the Star Link brand and the costs of maintaining and enhancing our brand awareness will increase.

We believe that maintaining and expanding the Star Link brand is an important aspect of our efforts to attract and expand our user base. We also believe that the importance of brand recognition will increase due to the relatively low barriers to entry.  We will spend increasing amounts of money on, and devote greater resources to advertising, marketing and other brand-building efforts to enhance consumer awareness of the Star Link brand.  We may not be able to successfully maintain or enhance consumer awareness of the Star Link brand and, even if we are successful in our branding efforts, such efforts may not be cost-effective.  If we are unable to maintain or enhance customer awareness of the Star Link brand in a cost effective manner, our business, operating results and financial condition would be harmed.

12 .  The successful operation of our business depends upon the supply of critical elements from other companies and any interruption in that supply could reduce the quality of our product and service offerings.

We depend on hardware and software suppliers for prompt delivery, installation and service of servers and other equipment to deliver our products and services.  Any errors, failures, interruptions, or delays experienced in connection with these third-parties could negatively impact our relationship with users and adversely affect our brand and our business and could expose us to liabilities to third parties.

13 .  Our operating results could fluctuate significantly due to a negative trend in consumer preferences and spending.

Purchasing patterns of customers may vary.   We cannot assure you that we will be successful in marketing any of our products or that the revenues from the sale of these products will be sufficient for profitability.

14 .  We could experience delay in payments from our customers which would negatively affect our cash flow.

We are dependent upon reasonably prompt payments of service fees from our customers.  Delays or disputes may materially affect our cash flow and place our operations in substantial jeopardy. We are not certain we can obtain bank lines of credit for financing receivables, if needed, or that the terms of such credit would be reasonable or affordable.

15 .  We depend on management and other key personnel, the loss of which could negatively affect our operations.

We depend on the efforts and abilities of our officers, directors and certain key employees.  Our management has substantial experience in related industries and has demonstrated success within these industries; however, there can be no assurance that they will be able to duplicate that success in this company.  If we lose the services of one or more of those persons, that loss could have a material adverse effect on our operations.  Our continued success will be dependent upon our ability to hire, train and continue to retain qualified personnel to serve on our staff.

16.  Our CEO and CFO may have a conflict of interest.

Our CEO and CFO, Mr. Valentine, also serves as the worldwide emissary for the Company’s only client. As such, Mr. Valentine may, from time to time, have a conflict of interest between issues which may arise between FEMATA and the Company. Any potential conflict may cause unforeseen consequences in the Company’s business relationship with FEMATA which would adversely affect the Company’s business plan.

17 .  We may be subject to risks associated with global operations which could adversely affect our operations.

We are concentrating on developing international sales.  As a result, we expect to derive substantial portions of our revenues from customers outside the United States.  International operations are subject to a number of risks, including costs of localizing products and services for international markets, dependence on independent resellers, multiple and conflicting regulations regarding communications, restrictions on use of data and internet access, longer payment cycles, unexpected changes in regulatory environments, import and export restrictions and tariffs, difficulties in staffing and managing international operations, greater difficulty or delay in accounts receivable collection, potentially adverse tax consequences, the burden of complying with a variety of laws outside the United States, in this case Tanzania, Africa, the impact of possible recession prone environments and economies outside the United States and political and economic instability. Furthermore, we expect that our export sales would be denominated predominately in United States dollars.  Therefore, an increase in the value of the United States dollar relative to other currencies could make our products and services more expensive and potentially less competitive in international markets.

FORWARD LOOKING STATEMENTS

The statements contained in this prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties.  We have made the forward-looking statements with management's best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law. Therefore, the actual experience of Star Link Software, and results achieved during the period covered by any particular projections and other forward-looking statements should not be regarded as a representation by Star Link Software, or any other person, that we will realize these estimates and projections, and actual results may vary materially.  We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders.  We will not receive any proceeds as a result of shares sold by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The shares of common stock are being offered for sale by the selling stockholders at a price of $1.00 per share until the shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. This is based upon the amount that shares were acquired for in our private placement.

SELLING SECURITY HOLDERS

Based upon information available to us as of the date of this filing, the following table sets forth the names of the selling stockholders, the number of shares owned, the number of shares registered by this prospectus and the number and percent of outstanding shares that the selling stockholders own. The information provided in the table and discussions below has been obtained from the selling stockholders. The selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares beneficially owned, all or a portion of the shares of common stock beneficially owned in transactions exempt from the registration requirements of the Securities Act of 1933. As used in this prospectus, "selling stockholder" includes donees, pledgees, transferees or other successors-in-interest selling shares received from the named selling stockholder as a gift, pledge, distribution or other non-sale related transfer.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities Exchange Act of 1934. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.

Name and Address of Beneficial Owner	Ownership Before Offering	Number of Shares Offered	Number of Shares Owned After Offering(1)	Percentage Owned After Offering
ipowerMining, LLC, St. Cloud, FL (2)	9,801,000	9,801,000	0	9.88%
Michael Zaki, Davie, FL	1,980,000	1,980,000	0	1.99%
International Cancer Foundation, (3) Avienida Balboa, Panama	50,000	50,000	0	.050%
Dan Gaub, Yakima, WA	25,000	25,000	0	.025%
Barry and/or Mary Drake, BC, Canada	25,000	25,000	0	.025%
Angela Manetta, Burnaby, BC, Canada	2,500	2,500	0	.003%
Sandra Palmer, Mounds View, MN	1,000	1,000	0	.001%
George Kasprzyk, West Palm Beach, FL	1,000	1,000	0	.001%
Mohamed M. Sulaman, Margate, FL	1,000	1,000	0	.001%
Susan J. Welsh, Ft. Lauderdale, FL	1,000	1,000	0	.001%
Juan A. Selaya, Hollywood, FL	1,000	1,000	0	.001%
Darnal M. Smith, Sunrise, FL	500	500	0	.0005%
Amanda Samuel, Coral Springs, FL	500	500	0	.0005%
Matthew Torres, Coral Springs, FL	500	500	0	.0005%
James D. Bailey, Brooksville, FL	500	500	0	.0005%
Delorise R. Boniface, Ft. Lauderdale, FL	500	500	0	.0005%
Renee and Carlos Couret, Charlotte, NC	500	500	0	.0005%
Rachel Elistin, Ft. Lauderdale, FL	500	500	0	.0005%
James A. Howell, Ft. Lauderdale, FL	500	500	0	.0005%
Allen Johnson, Ft. Lauderdale, FL	500	500	0	.0005%
Carolyn P. Kennedy, Lauderhill, FL	500	500	0	.0005%
Bruce and Paula Kreft, Coral Springs, FL	500	500	0	.0005%
Michael W. Mathesie, Parkland, FL	500	500	0	.0005%
Anita Orlando, Ft. Lauderdale, FL	500	500	0	.0005%
Michel J. Plante, Coral Springs, FL	500	500	0	.0005%
Valarie E. Roberts, Hollywood, FL	500	500	0	.0005%
Guerda Daniels, Hollywood, FL	500	500	0	.0005%
James W. Geiger, Ft. Lauderdale, FL	500	500	0	.0005%
Cynthia Lane, Hollywood, FL	500	500	0	.0005%
Peter Quinn, Boca Raton, FL	500	500	0	.0005%
Rick Taylor, Riverview, FL	500	500	0	.0005%
Lorraine D. Williams, Tamarac, FL	500	500	0	.0005%
Susan M. Young, Blaine, WA	500	500	0	.0005%
Ryan E. Young, Blaine, WA	500	500	0	.0005%
Total	11,900,000			11.99%

(1)  These numbers assume the selling stockholders sell all of their shares subsequent to the completion of the offering.
(2)  Sean M. Valentine, the adult son of the Company’s CEO and CFO, exercises sole voting and/or dispositive powers with respect to the shares being offered.
(3)  Mr. Ben Johnson, acting as advisor to the International Cancer Foundation, has the sole voting and/or dispositive power with respect to the shares being offered. Mr. Johnson is not an affiliate of the Company.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may sell the shares from time to time:

•
in transactions on the Pink Sheets, the Over-the-Counter Bulletin Board or on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale;

•	in private transactions and transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•
at a price of $1.00 per share for the duration of the offering or until our shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices;

•	in negotiated transactions;

•	in a combination of such methods of sale; or

•	any other method permitted by law.

The selling stockholders may effect such transactions by offering and selling the shares directly to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom the selling stockholders may sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that they and any securities broker-dealers or others who may be deemed to be statutory underwriters will be governed by the prospectus delivery requirements under the Securities Act. Under applicable rules and regulations under the Securities Exchange Act, any person engaged in a distribution of any of the shares may not simultaneously engage in market activities with respect to the common stock for the applicable period under Regulation M prior to the commencement of such distribution. In addition and without limiting the foregoing, the selling security owners will be governed by the applicable provisions of the Securities and Exchange Act, and the rules and regulations thereunder, including without limitation Rules 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the selling stockholders. All of the foregoing may affect the marketability of our securities.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that the anti-manipulation rules under the Securities Exchange Act may apply to sales of shares in the market and to the activities of the selling security owners and any of their affiliates. We have informed the selling stockholders that they may not:

•	engage in any stabilization activity in connection with any of the shares;

•	bid for or purchase any of the shares or any rights to acquire the shares,

•	attempt to induce any person to purchase any of the shares or rights to acquire the shares other than as permitted under the Securities Exchange Act; or

•	effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution.

We have informed the selling stockholders that they must affect all sales of shares in broker's transactions, through broker-dealers acting as agents, in transactions directly with market makers, or in privately negotiated transactions where no broker or other third party, other than the purchaser, is involved. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of shares, may be deemed to be underwriting discounts and commissions under the Securities Act if the broker-dealers purchase shares as principal. In the absence of the registration statement to which this prospectus is a part, certain of the selling stockholders would be able to sell their shares only pursuant to the limitations of Rule 144 promulgated under the Securities Act.

Section 15(g) of the Exchange Act - Penny Stock Disclosure

Our shares are “penny stocks” covered by section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $1,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to resell your shares.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as “bid” and “offer” quotes, a dealers “spread” and broker/dealer compensation; the broker/dealer compensation, the broker/dealers duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers rights and remedies in causes of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. While Section 15g and Rules 15g-1 through 15g-6 apply to broker/dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Again, the foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. Again, the application of the penny stock rules may affect your ability to resell your shares. The application of the penny stock rules may affect your ability to resell your shares because many brokers are unwilling to buy, sell or trade penny stocks as a result of the additional sales practices imposed upon them which are described in this section.

Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for purchasing or attempting to induce any person to bid for or purchase the securities being distributed.

Offering Period and Expiration Date

This offering will start on the date of this registration statement is declared effective by the SEC and continue for a period of 360 days, or unless extended an additional 180 days.

BUSINESS

General

We were incorporated in the State of Florida on April 27, 2007. We intend to market and sell Internet “virtual community” sites, third-party banking interface software, and network marketing services.  We also intend to become a Master-Application Server Provider (“M-ASP”), data center automation and utility computing software company. We maintain our business office is located at 1515 N. Federal Highway, Suite 300, Boca Raton, FL 33432. This is our mailing address as well. Our telephone number is (561) 864-5500.  Our rent for this space is $ 117.00 per month.

We have no plans to change our business activities or to combine with another business, and are not aware of any events or circumstances that might cause our plans to change.

Background

Our Company is a development stage company. We have developed a proprietary software program which will enable individuals and companies with a software product that facilitates socially responsible investment. The system has been beta tested and is currently able to operate. On September 15, 2008, ipowerFEMATA.com, alpha phase, went live. The system allows for sign-up of union members with tracking modeled after a network marketing structure. The service costs members $10 per year and offers:

•	E-mail account with POP3, IMAP and web access
•	Union member forum
•	Participation in online auctions

Version 1 of ipowerGold.com (planned to be released in December 2008) will allow users to sign-up according to the defined marketing scheme and will allow members to purchase gold bars or collectible gold coins at a discounted price. We anticipate that future versions will contain additional benefits for members (e.g. email account and on-line auctions). This is our initial project with FEMATA and we will receive 50% of the profits after expenses.

We offer a range of specialized software products for both institutional and retail software users. Typically we work in joint venture relationships or through licensing agreements through our wholly owned subsidiary, ipowerUp Software, LLC. ipowerUp Software is the Company’s licensing arm for the source code to third parties .

Our near term goal is to become a leading provider of sustainable investment solutions for African retail and institutional clients.  To that end, we have entered into a joint venture agreement with FEMATA (The Federation of Miners Association of Tanzania) in Tanzania, Africa. We have established a dedicated software center and have launched a broad range of socially responsible software products. For example, we have instituted an auction site with e-commerce storefronts which have audited closed loop control accounting. This software is capable of being coupled with third party fulfillment and shipping with tracking and verification of funds. We intend to begin working in Tanzania to coordinate rapid networking (viral) membership communities with common goals. We intend and are able to offer our software solutions to companies, governments, universities, unions and others whose products and services help to solve global environmental problems relating to poverty, climate change, waste and water pollution. We intend to provide a new and innovative approach to enable sustainable governmental benefits through the management of environmental software systems.

There are several potential joint venture agreements in the early stages of negotiations. The following sets forth a description of these potential agreements.

We believe that some or all of these will be signed in the first and second quarter of 2009. We would retain operational control of all source code via our business model. Profits will be derived from sign-up fees, up front capital for development to be paid by client and revenue from operations to be negotiated for a certain term and then split 50/50 after expenses. Certain agreements may be subject to different splits of profits from operations.

ipowerRealEstate.com
JV partner: Joe Bowman, Real Estate, Licensed Broker
Service: Real Estate Sales and Auction with multiple sales/marketing channels, such as:
•	Zip code based exclusive membership rights for property sales and auctions
•	Distributor marketing system of proven methods of Real Estate forms and contracts
Terms: currently under negotiation

ipowerCredit.com (issuance of Debit Cards in the countryside)
JV partner: Cooperative and Rural Development Bank (CRDB) PLC Dar Es Salaam
Service: multichannel marketing of debit cards for the 3rd largest Bank in Tanzania
Person-to-person substantive talks with the CEO of CRDB took place in September 2008 in Dar Es Salaam.
Terms: to be negotiated

ipowerMortgages.com
JV partner: Wayne Horrowitz, Mortgage, Licensed Broker
Mr. Horrowitz has been recognized as a leading authority on underwriting non-conforming commercial and religious/non-profit real estate mortgages.

ipowerLoans.com (formation stage)
JV partner: FEMATA (because of its 3M man Union footprint) and WTO [World Trade Organization] in reference to its charter.
WTO is earmarked in coordination with World Bank. The World Bank is a vital source of financial and technical assistance to developing countries around the world.

ipowerPolitics.com
JV partner: ipowerStarLink, Inc., contact: M.L. Valentine
Mr. Valentine has been awarded the Congressional Service Award twice and is listed as one of the top 100 Republicans in the State of Florida per Elizabeth Dole 2006.

ipowerDiamonds.com
JV partner: Harry Lyimo, et al. of Lyimo Industries.
Mr. Lyimo is the elected Union leader in all 25 regions of Tanzania and has absolute authority to act on behalf of the Union (FEMATA). The auctions system is designed to his specifications.

ipowerChurches.com
JV partner: Reverend O’Neal Dozier
Mr. Dozier was appointed to the Judicial Appellate Advisory Committee by Governor Jeb Bush and is the Senior Pastor at the World Wide Church of God.

Current Product Development

The following description of our product development and future versions has been provided

Current Stage
Development of ipowerGold.com,
Version 1 (planned to be released December 1st 2008) will allow users to:
•	Signup according to the defined marketing scheme,
•	Membership entitles a user to purchase gold bars or collectible gold coins at a discounted price
Future versions will contain additional benefits for members (e.g. email account online-auctions).
This project is a JV with FEMATA, Tanzania, Ltd. The terms are 50/50 after expenses.

Vision Link Community Marketing Server

The Vision Link Community Marketing Server (VLCMS) is a proven script based web server engine for virtual communities with referral and network marketing capabilities. It was developed in 1998, continually improved from then on and was the basis for numerous ecommerce and network marketing sites. Its patented algorithm for nested virtual communities is now owned by ipowerUpSoftware, LLC a wholly owned subsidiary of Star Link Software, Inc.

The current version is 3.2, it runs on Microsoft Windows Server.

ipower Open Ecommerce Platform

The ipower Open Ecommerce Platform (IPOEP), currently being developed, is an enterprise class ecommerce system marked by its scalability and high-availability. Its flexibility and extensibility allows inexpensive customization for particular project needs which minimized future development costs. It’s based on the operating system independent Java EE 5 technology.

IPOEP uses the core algorithms and functions of VLCMS and combines it with state-of-the-art Web 2.0 base components to achieve maximums scalability and to enhance the end user experience.

Version 1.2

Release: December 2008
Features:
•	Community Member Signup
•	Affiliate and network marketing
•	Purchase of product packages or subscriptions

Version 1.4

Release: February 2009
Features:
•	Personal online stores for members,
•	Online data storage for members,
•	Team calendar,
•	Instant Messaging,
•	Activity tracking,
•	Email,
•	Blogs,
•	Address book

Version 1.6

Release: May 2009
Features:
•	Online auctions for members,
•	Wish lists, product comparison,
•	Promotions, coupons, gift cards,
•	Price books and scales
•	A/B testing scenarios for individual member stores

The key terms of the FEMATA Joint Venture Agreement are as follows:

1.	99 year joint venture between ipowerUp Software, LLC whereby the Company is the exclusive provider of a global e-commerce self-replicating network marketing secure internet system.
2.	Agreement has a 99 year arbitration clause.
3.	The parties split net profits equally after paying costs incurred by ipowerUp Software.
4.	The software system provided by ipowerUp Software will provide auction capabilities.
5.	The software system will provide private email capabilities for the Union to build its organizational structure.
6.	The software system (per Union direction) is set up to reward Union members who help recruit and train e-commerce store merchants.
7.	The Company will receive additional commissions based on the number of transactions through the software system.

We are committed to giving back to the tribal communities by introducing sanitary cleanliness, general hygiene and nutritional information that we will distribute. We intend to contribute to the social inclusion of disadvantaged groups in societies in which we are active by making available stock options in the primary company based on internet site community activity and the implementation of various software applications, for example word-of-mouth networking by an individual to other groups would qualify that person or tribe for rewards from the Company in the form of stock ownership and cash bonuses. We encourage faith-based  joint venture relationships and community outreach by “pen-pal” initiatives to encourage personal interaction between purchasers of hand-made artifacts, leather works and other indigenous art work to be auctioned over the internet.

Similarly, we reflect those same “value relationships” to our joint venture partners and intend to monitor through software programs their successes and to help them with their failures.  We intend to allocate sufficient resources to our programs to set up forums and email systems to facilitate this socially responsible obligation. We become active through the combination of Union activism and ecommerce interface with auction software applications in which a percentage of the auction fee is paid to the individual who directs an ecommerce storefront into the system.

The ipowerFEMATA.com site is designed on a Jeffersonian civic-entrepreneurial system, similar to Bill Gates and Warren Buffet’s interpretation of “A Blue Print for Gifting” authored by the Bradley Foundation and coordinated by (now) Senator Lamar Alexander. This widely accepted method of inclusion in the disbursement of profits to the local population is a transparent method of capitalism based on Tribal African customs. This is achieved through creative civic capitalism also known as network marketing. Neither Star Link Software, Inc. nor its subsidiary, ipowerUp Software, LLC, plan to make any charitable contribution using corporate funds.

Our commitment to social outreach began in 1996 when we established our first contact with African miners in Tanzania. After years of building a solid relationship, we were able to enter into our first joint venture agreement with FEMATA. We believe that our software solutions will meet our goal of providing a sustainable economic system in Tanzania.

The primary e-commerce tool will come through the utilization of a well developed auction system. This auction system is part of our existing software program. The specific attributes and characteristics of the auction system are as follows:

The auction system will allow users to buy or sell products or services in real time. Users can register an interest for items they want. Our software allows users to add several items to their individual list so they can keep track of all items for the duration of the auction time period. Users can use an automatic relisting feature so they can attempt to purchase the same item should they close unsuccessfully.

Our system provides feedback from users as to levels of satisfaction with Auctioneers participating on the site. The system provides a user friendly environment with which users can navigate the site and a help link is available to help site users familiarize themselves with how an online auction works. Images of all items are available and users will always know where they stand on any given item in real time.

We intend to utilize this auction system as part of our integrated software solutions to assist up to three (3) million miners in Tanzania by allowing them to buy and sell products and services in an Internet community environment. These miners will have the immediate capability to replicate what they purchased and immediately become resellers of the same products and services with their own storefronts which will utilize our proprietary viral network marketing system.

We have no revenues, have a loss since inception, have no operations, have been issued a going concern opinion and rely upon the sale of our securities and loans from our officers and directors to fund operations.

We have no plans to change our business activities or to combine with another business, and are not aware of any events or circumstances that might cause us to change our plans.

Competitive Factors

The software industry is fragmented, that is, there are many, many software providers and producers, small and large. We do not compete with anyone directly and are not aware of any other company that offers an audited closed looped control system that operates in real time.

Employees and Employment Agreements

At present, we have 3 full-time employees. Some of our officers and directors are part-time employees and they will devote about 25% of their time or 10 hours per week to our operation. Our officers and directors do not have employment agreements with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our officers and directors.  We intend to subcontract all work out to third parties. As of today, we have not looked for or talked to any computer software technicians or engineers who will perform work for us in the future. We do not intend to do so until we complete this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Plan of Operation

We are a start-up stage corporation and have not yet generated or realized any revenues from our business operations.

Our auditor has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we have activated our business model.  There is no assurance we will ever reach this point. Accordingly, we must raise cash from sources other than from sale of email accounts.   Future capital must be raised from other sources. Our only other source for cash at this time is investments by third parties and loans from our officers. We must raise cash to implement our project and stay in business. We believe once our software goes operational, we should go cash flow positive in a short period of time and will be able to sustain operations during the next 12 months . This also includes implementing an aggressive sales and marketing campaign to introduce our software capabilities to new clients and to develop our brand.

We will hire additional employees on an as-needed basis and subject to available capital resources to pay such costs.

Milestones

The following are our milestones:

1.	0-90 days after completion of the offering, we intend to acquire 1,000 email accounts and to achieve system quality assurance and security enhancements.

2.
90-180 days after completion of the offering, we intend to acquire an additional 1,000 to 4,000 email accounts as we expect to see geometric growth based upon our viral network marketing system. We outsource our email system to One and One, the largest email service provider.

3.
180-360 days after completion of the offering, we expect to set up technical support services and offer enhanced on-line services including but not limited to insured shipping, on-line tracking, and third-party verification similar to Ebay.

No Operating History or Results of Operations ; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are a development stage corporation and have not generated any revenues as a result of operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the implementation of our system and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we must prove the operational ability of our proprietary software system, aggressively market our system to attract new clients and create a revenue stream from our client base. We have no current history or revenues and we are unaware of any trends or circumstances that can materially affect our future results of operations, nor are we aware of any events or uncertainties that are likely to have a material affect on our operations. Other than income produced, we are unaware of any other events or circumstances that can affect our business model.

We have not generated any revenue form the joint venture agreement with FEMATA as of this date. The Company does not expect to receive any revenues until the activation of the sale of subscriptions of the ipowerFEMATA.com site. The site was designed to be an enterprise class site using thin-client applications that are similar to Citrix and Peoplesoft.  These systems require extensive customization and interoperability on multiple levels. For example, we know of no other company that can sign up a distributor (small scale miner) who can refer a new member to ipowerFEMATA.com and receive 10% of the gross proceeds from the sale of that item and be tracked, credited and transactional ids traced through a closed-loop control system within a network marketing program. Based on management’s estimation, we are on time and expect an exceptional first quarter and second quarter revenue in 2009.

Liquidity and Capital Resources

We currently have minimal cash to support our anticipated operations which means our financial condition is weak. Our finances have been depleted in connection with the costs involved in going operational with our software and completing this Registration Statement. To meet our need for cash we raised capital from a private placement to the selling shareholders. In the event we need additional capital, we will attempt to raise funds pursuant to another private placement of our securities or we will have to find alternative sources for funding such as loans from our officers or others. During the period from April 27, 2007 (inception) to December 31, 2007, the Company received working capital advances from certain of its officers aggregating $7,754.  These loans were non-interest bearing, unsecured and due on demand. During the period from April 27, 2007 (inception) to December 31, 2007, the Company repaid $4,500 to these officers.  At December 31, 2007, these advances represent a 100% concentration in debt financing.

Since inception, we have issued 99,119,000 shares of our common stock and received $123,000. We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

We issued 119,000 shares of common stock to investors pursuant to the exemption from registration contained in Regulation D of the Securities Act of 1933. The purchase price of the shares was $1. This was accounted for as an acquisition of shares. This covered the expenses associated with completing this offering.

As of June 30, 2008, our total assets were $5 and our total liabilities were $13,469 for a working capital deficit of $(13,464).

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name, age, positions of our executive officers and directors. Members of the board are elected and serve for one year terms or until their successors are elected and qualified. All of the officers serve at the pleasure of our Board of Directors.

Name	Age	Position Held
Niels Bischof	40	Chairman of the Board of Directors, Secretary and Treasurer
M.L. Valentine	59	Chief Executive Officer, Chief Financial Officer
Kristofer L. Valentine	21	Senior Vice President and Director
Barry Stieb	51	Vice President and Director
Caijun Sun	44	President and Chief Operations Officer

Biographies of Executive Officers and Directors

Niels Bischof is the Chairman of the Board, the Secretary and the Treasurer of Star Link Software, Inc.

He joined Star Link Software after leading the development of core components of the Demandware eCommerce Platform at Demandware, Inc. Prior to Demandware, he served as Chief Software Architect for Neovi Data Corporation heading the development of Neovi’s enterprise marketing and campaign management system.

With more than 20 years experience as a software engineer and consultant, Niels Bischof has worked in every stage of development during a product life cycle.  He is an accomplished hardware and software developer with significant leadership with hands-on Enterprise Software Architecture. Cross trained in team management, he utilized his programming and database experience in designing and implementing client/server systems on three continents (including America, Asia and Europe) as a project leader.

He led teams in a number of projects for international corporations. On behalf of Siemens Business Projects, he led the implementation and installation of the Vietnamese Immigration and Border Control System to its successful launch. He was integral in the development of the client/server information systems of the Vietnamese Immigration System at the Hanoi Airport.

He holds a Master’s Degree of Computer Science from the Brandenburg University of Technology Berlin/Cottbus and is multi-linguistic.

Mickey Valentine currently serves as Chief Executive Officer and Chief Financial Officer of Star Link Software, Inc.

Michael L. “Mickey” Valentine, age 59, Bachelors’ of Business Administration from University of Tennessee, Knoxville, TN, ’75.  He double majored in Finance and Transportation. He began his career as a Senior Loan Officer for Foster Financial, Inc. for five years. Mickey Valentine was the Vice President and CFO of Cadwell-Valentine Century 21 Real Estate for three years prior to opening his own mortgage and real estate company.

In the past 12 years, he has held a “General Power of Attorney” and the position of “Global Emissary” for the Federation of Miners Association of Tanzania (FEMATA) which represents over three million small-scale miners throughout Tanzania and Sub-Sahara Africa. To help take the Company public and remove any potential conflict of interest, he retired from the National Association of Securities Dealers (NASD). The same is true with the National Association of Broker/Realtors.

He was twice named the “Top Agent” of World Marketing Alliance, Inc. in Florida. Mr. Valentine retired from Gunn-Allan Securities in late 2006. He is also a former Florida Real Estate Broker (inactive) and former insurance agent (inactive). Mr. Valentine has an extensive business start-up background and a proven track record in joint venture capital formation. His experience in building real estate brokerages, insurance agencies and securities estate planning teams gives Mr. Valentine a qualified insight in management. M. Valentine is a self-taught Software Architect Designer. He is a lifetime member of the “Fellowship of Christian Athletes” and is an award winning top Toastmaster “Keynote” motivational speaker. Mr. Valentine is the father of Kristofer Valentine.

Kristofer Lee Valentine currently serves as Senior Vice President and Director for the Company. He is an expert at online Internet Gaming and Site Administration. Kris has collaborated with experienced Java programmers and site administration experts and has assimilated a vast understanding of master-match gaming technologies, MySpace management interface technologies and YouTube marketing knowledge. Kris is an Internet ASP Site Generalist and currently attends Broward Community College.

Barry Stieb currently serves as Vice President and Director for the Company.  He was born in Canada, is a self-taught Internet “Networking Generalist” and is knowledgeable in today’s new “customized-linked” economy.  Mr. Stieb has helped develop multiple business customer bases to form major paradigm shifts in networking. His global networking business knowledge of instant interactivity is critical in today’s “real-time” environment. His understanding of accelerating change towards instantaneous connections should be invaluable in ramping up the Company’s proposed business model. Mr. Stieb pioneered the starting point for “Real Time” business to consumer auto-responder systems for updating memberships.

Caijun Sun, MS, currently serves as President and Chief Operations Officer of the Company.  Mr. Sun is a Civic Entrepreneur, Physicist, Hardware and Software developer, Internet marketing expert and network marketing specialist. He has been trained and taught physics for 12 years in Universities including classical and modern physics as well as applied physics. He passed the PhD exam in Physics from Purdue University and received a Masters Degree in Medical Physics from University of Florida. He also has worked in a Fortune 500 telecommunication company for more than seven years. He gained extensive wireless communications hardware and software development experience (Unix, C/C++, Java, HTML, and Labview; GSM/CDMA/iDEN, GPS, and Bluetooth).  Mr. Sun’s distinctive combination of multitasking and program management ability, along with his experience in physics empowers him to evaluate ‘high-tech’ critical path pert-charts of multiple unique projects that contain privileged information on Internet remote access enterprise class projects. Mr. Sun is also an advocate for Nutritional and Cellular Medicine.

Summary Compensation Table

There are currently no employment agreements for our officers and directors. Payments are made for officers as $1200 per week based on availability of funds.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
M.L. Valentine, Principal Executive and Financial Officer	2007	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Niels Bischof, Chairman and Secretary/Treasurer	2007	28,950	-0-	-0-	-0-	-0-	-0-	-0-	28,950
Kristofer Valentine, Sr VP and Director	2007	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Barry Stieb, VP and Director	2007	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Caijun Sun, President and Chief Operations Officer	2007	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Board of Directors

We currently have three members of our Board of Directors who are elected to annual terms until their successors are elected and qualified.  Executive officers are appointed by the Board of Directors and serve until their successors have been duly elected and qualified.

Compensation of the Board of Directors

We do not currently pay our directors for attending board meetings; however, will reimburse reasonable expenses incurred as a result of attending such meetings.

Audit Committee

We do not have a separate Audit Committee. Our full Board of Directors performs the functions usually designated to an Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, to our knowledge, certain information concerning the beneficial ownership of our common stock as of June 30, 2008 by each stockholder known by us to be (i) the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each current director, (iii) each current executive officer and (iv) all of our directors and current executive officers as a group.

Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock except to the extent that authority is shared by spouses under applicable law.

Name and Address of Beneficial Owner [1]	Common Shares Beneficially Owned	Percent of Class [2]
Niels Bischof	990,000	1.0%
M.L. Valentine [3]	396,000	.4%
Adesina Adebiyi	247,500	.2%
Kristofer L. Valentine [3]	75,101,400	75.8%
Barry Stieb	495,000	.5%
Caijun Sun	495,000	.5%
ipowerStarLink LLC [4]	9,494,100	9.6%
ipowerMining LLC	9,801,000	9.9%
Directors and Executive Officers as a group (6 persons)	87,219,000	88.0%

(1)	The address of all individual directors and executive officers is c/o Star Link Software, Inc., 1515 N Federal Hwy., Suite 300, Boca Raton, FL 33432
(2)	The number of shares of common stock issued and outstanding on June 30, 2008 was 99,119,000 shares.
(3)	Kristofer Valentine is the son of M.L. Valentine.
(4)	M.L. Valentine owns 100% of ipowerStarLink, LLC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the period from April 27, 2007 (inception) to December 31, 2007, the Company received working capital advances from certain of its officers aggregating $7,754.  These loans were non-interest bearing, unsecured and due on demand.  During the period from April 27, 2007 (inception) to December 31, 2007, the Company repaid $4,500 to these officers.

At December 31, 2007, these advances represent a 100% concentration in debt financing.

DESCRIPTION OF SECURITIES

Common Stock

Our Articles of Incorporation authorize us to issue 100,000,000 shares of common stock, no par value per share.  We currently have 99,119,000 shares issued and outstanding.

Miscellaneous Rights and Provisions.  There are no preemptive rights, subscription rights, or redemption provisions relating to the shares and none of the shares carries any liability for further calls.

Dividends.  Holders of shares are entitled to receive dividends in cash, property or shares when and if the Board of Directors declares dividends out of funds legally available therefore.

Voting.  A quorum for any meeting of shareholders is a majority of shares then issued and outstanding and entitled to be voted at the meeting.  Holders of shares are entitled to one vote, either in person or by proxy, per share.

Liquidation, dissolution, winding up.  Upon our liquidation, dissolution or winding up, any assets will be distributed to the holders of shares after payment or provision for payment of all our debts, obligations or liabilities.

LITIGATION

We are not aware of any litigation or potential litigation affecting us, our officers or directors or our assets.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel within the meaning of those terms under Regulation S-K will receive a direct or indirect interest in our Company or was a promoter, underwriter, voting trustee, director, officer, or employee of our Company. Nor does any such expert have any contingent based agreement with us or any other interest in or connection to us.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons in accordance with the provisions contained in our Certificate of Incorporation and By-laws, Florida law or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  If a claim for indemnification against such liabilities (other  than  the  payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and we will follow the court's determination.

FINANCIAL STATEMENTS

Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by Berman & Company, P.A., Independent Registered Public Accounting Firm, 551 N.W. 77th St., Suite 107, Boca Raton, Florida 33487.

Our financial statements from inception to December 31, 2007 (audited) immediately follow. We have also included our June 30, 2008 and 2007 unaudited stub period financial statements.

STAR LINK SOFTWARE, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007

CONTENTS
Page(s)

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheet – As of December 31, 2007	F-3

Consolidated Statement of Operations –
For the Period from April 27, 2007 (Inception) to December 31, 2007	F-4

Consolidated Statement of Changes in Stockholders’ Deficit –
For the Period from April 27, 2007 (Inception) to December 31, 2007	F-5

Consolidated Statement of Cash Flows –
For the Period from April 27, 2007 (Inception) to December 31, 2007	F-6

Notes to Consolidated Financial Statements	F-7

F-1-

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of:
  Star Link Software, Inc.

We have audited the accompanying consolidated balance sheet of Star Link Software, Inc. and Subsidiary (a development stage company) as of December 31, 2007, and the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for the period from April 27, 2007 (inception) to December 31, 2007. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Star Link Software, Inc. and Subsidiary (a development stage company) as of December 31, 2007, and the consolidated results of its operations and its cash flows for the period from April 27, 2007 (inception) to December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has a net loss of $48,394 and net cash used in operations of $39,474 for the period ended December 31, 2007; and a working capital deficit of $4,394, an accumulated deficit during the development stage of $48,394 and a stockholders’ deficit of $4,394 at December 31, 2007. These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plan in regards to these matters is also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Berman & Company, P.A.

Boca Raton, Florida
September 3, 2008

F-2-

Star Link Software, Inc. and Subsidiary
(A Development Stage Company)
Consolidated Balance Sheet
December 31, 2007

Assets

Current Assets
Cash	$7,780
Total Current Assets	7,780

Total Assets	$7,780

Liabilities and Stockholders’ Deficit

Current Liabilities
Accounts payable	$2,835
Accrued liabilities	6,085
Loans payable - related parties	3,254
Total Current Liabilities	12,174

Stockholders’ Deficit
Common stock (no par value, 100,000,000 shares authorized,
99,040,500 shares issued and outstanding)	44,500
Deficit accumulated during development stage	(48,394)
Stock subscription receivable	(500)
Total Stockholders’ Deficit	(4,394)

Total Liabilities and Stockholders’ Deficit	$7,780

See accompanying notes to consolidated financial statements.

F-3-

Star Link Software, Inc. and Subsidiary
(A Development Stage Company)
Consolidated Statement of Operations
For the Period from April 27, 2007 (Inception) to December 31, 2007

Operating Expenses
General and administrative	$48,394
Total Operating Expenses	48,394

Net loss	$(48,394)

Net loss per share - basic and diluted	$(0.00)

Weighted average number of shares outstanding
during the period - basic and diluted	99,002,662

See accompanying notes to consolidated financial statements.

F-4-

Star Link Software, Inc. and Subsidiary
(A Development Stage Company)
Consolidated Statement of Changes in Stockholders' Deficit
For the Period from April 27, 2007 (Inception) to December 31, 2007

			Deficit		Total
	Common Stock, No Par Value		Accumulated During	Subscription	Stockholders'
	Shares	Amount	Development Stage	Receivable	Deficit

Issuance of common stock to founders for cash ($0.00004/share)	97,020,000	$3,500	$-	$-	$3,500

Issuance of common stock for subscription receivable ($0.0003/share)	1,980,000	500	-	(500)	-

Issuance of common stock for cash ($1/share)	40,500	40,500	-	-	40,500

Net loss for the period ended December 31, 2007	-	-	(48,394)	-	(48,394)

Balance - December 31, 2007	99,040,500	$44,500	$(48,394)	$(500)	$(4,394)

See accompanying notes to consolidated financial statements.

F-5-

Star Link Software, Inc. and Subsidiary
(A Development Stage Company)
Consolidated Statement of Cash Flows
For the Period from April 27, 2007 (Inception) to December 31, 2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(48,394)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Increase (Decrease) in:
Accounts payable	2,835
Accrued liabilities	6,085
Net Cash Used In Operating Activities	(39,474)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loans payable - related parties	7,754
Repayment of loans payable - related parties	(4,500)
Proceeds from issuance of common stock to founders	3,500
Proceeds from issuance of common stock	40,500
Net Cash Provided By Financing Activities	47,254

Net Increase in Cash	7,780

Cash - Beginning of Period	-

Cash - End of Period	$7,780

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for:
Income taxes	$-
Interest	$-

Supplemental Disclosure of Non Cash Investing and Financing Activities:
Common stock issued for a subscription receivable	$500

See accompanying notes to consolidated financial statements.

F-6-

STAR LINK SOFTWARE, INC. AND SUBSIDIARY
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007

Note 1 Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

ipowerUpSoftware, LLC (“IPUP”) was incorporated in the State of Florida on March 13, 2007.  The Company had no assets, liabilities or operations since its inception.

Star Link Investments, Inc. was incorporated in the State of Florida on April 27, 2007.  On April 27, 2007, Star Link Investments, Inc. acquired 100% of the outstanding membership units of IPUP for nominal consideration.  On August 20, 2007, Star Link Investments, Inc. changed its name to Star Link Software, Inc. (“SLI”).

The Company intends to utilize internet technologies to create a dedicated software center providing for e-commerce, email, and networked auction systems.

Principles of Consolidation

The consolidated financial statements include the accounts of SLI and its wholly owned subsidiary, IPUP. All significant inter-company accounts and transactions have been eliminated in consolidation.

Development Stage

The Company's financial statements are presented as those of a development stage enterprise. Activities during the development stage primarily include equity based financing and further implementation of the business plan. The Company will look to obtain additional debt and/or equity related funding opportunities. The Company has not generated any revenues since inception.

Risks and Uncertainties

The Company intends to operate in an industry that is subject to rapid technological change. The Company's operations are subject to significant risk and uncertainties including financial, operational, technological, regulatory and other risks associated with a development stage company, including the potential risk of business failure.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

A significant estimate in 2007 included a 100% valuation allowance for deferred taxes due to the Company’s continuing and expected future losses.

F-7-

STAR LINK SOFTWARE, INC. AND SUBSIDIARY
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents.  The Company had no cash equivalents at December 31, 2007.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits.  At December 31, 2007, there were no balances that exceeded the federally insured limit.

Earnings per Share

Basic earnings (loss) per share is computed by dividing net income (loss) by weighted average number of shares of common stock outstanding during each period.  Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period.  For the period from April 27, 2007 (inception) to December 31, 2007, the Company had no common stock equivalents that could potentially dilute future earnings (loss) per share; hence, a separate computation of diluted earnings (loss) per share is not presented, as the Company reflects a net loss and the effect of considering any common stock equivalents if outstanding would have been anti-dilutive.

On April 7, 2008, the Company’s Board of Directors approved a 100 for 1 reverse stock split of all outstanding common stock.  All share and per share amounts were retroactively restated to reflect this reverse stock split.

Stock-Based Compensation

All share-based payments to employees will be recorded and expensed in the statement of operations as applicable under SFAS No. 123R “Share-Based Payment”.  For the period from April 27, 2007 (inception) to December 31, 2007, the Company has not issued any stock based compensation to employees since inception.

Non-Employee Stock Based Compensation

Stock-based compensation awards issued to non-employees for services will be recorded at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in Emerging Issues Task Force Issue EITF No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” (“EITF 96-18”). For the period from April 27, 2007 (inception) to December 31, 2007, the Company has not issued any stock based compensation to third parties since inception.

Income Taxes

The Company accounts for income taxes under the liability method in accordance with Statement of Financial  Accounting  Standards No. 109, "Accounting for Income Taxes" under this method,  deferred income tax assets and liabilities are determined based on differences  between the financial reporting and tax bases of assets and  liabilities  and are measured using the enacted tax rates and laws  that will be in effect  when the  differences  are  expected  to reverse.

F-8-

STAR LINK SOFTWARE, INC. AND SUBSIDIARY
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007

The Company adopted the provisions of FASB Interpretation No. 48; “Accounting for Uncertainty in Income Taxes-An Interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 contains a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not, that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount, which is more than 50% likely of being realized upon ultimate settlement. We consider many factors when evaluating and estimating our tax positions and tax benefits, which may require periodic adjustments.  At December 31, 2007, we did not record any liabilities for uncertain tax positions.

Fair Value of Financial Instruments

The carrying amounts of the Company’s short-term financial instruments, including accounts payable, accrued liabilities and loans payable – related parties, approximates fair value due to the relatively short period to maturity for these instruments.

Segment Information

The Company follows Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information."  During 2007, the Company only operated in one segment; therefore, segment information has not been presented.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”, which clarifies the principle that fair value should be based on the assumptions that market participants would use when pricing an asset or liability.  It also defines fair value and established a hierarchy that prioritizes the information used to develop assumptions.  SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007.  The adoption of SFAS No. 157 is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities”, which permits entities to choose to measure many financial instruments and certain other items at fair value. The unrealized gains and losses on items for which the fair value option has been elected should be reported in earnings.  The decision to elect the fair value option is determined on an instrument-by-instrument basis, should be applied to an entire instrument and is irrevocable.  Assets and liabilities measured at fair values pursuant to the fair value option should be reported separately in the balance sheet from those instruments measured using other measurement attributes.  SFAS No. 159 is effective as of the beginning of the Company’s 2008 fiscal year. The adoption of SFAS No. 159 is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

F-9-

STAR LINK SOFTWARE, INC. AND SUBSIDIARY
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in  Financial Statements, an amendment of Accounting Research Bulletin No 51” (“SFAS 160”). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, changes in a parent’s ownership of a noncontrolling interest, calculation and disclosure of the  net income attributable to the parent and the noncontrolling interest, changes in a parent’s ownership interest while the parent retains its controlling financial interest and fair value measurement of any retained noncontrolling equity investment. SFAS 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The adoption of SFAS No. 160 is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS 141R, “Business Combinations” (“SFAS 141R”), which replaces FASB SFAS 141, “Business Combinations”.  This Statement retains the fundamental requirements in SFAS 141 that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. SFAS 141R defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control.  SFAS 141R will require an entity to record separately from the business combination the direct costs, where previously these costs were included in the total allocated cost of the acquisition.  SFAS 141R will require an entity to recognize the assets acquired, liabilities assumed, and any non-controlling interest in the acquired at the acquisition date, at their fair values as of that date.  This compares to the cost allocation method previously required by SFAS No. 141.  SFAS 141R will require an entity to recognize as an asset or liability at fair value for certain contingencies, either contractual or non-contractual, if certain criteria are met.  Finally, SFAS 141R will require an entity to recognize contingent consideration at the date of acquisition, based on the fair value at that date.  This Statement will be effective for business combinations completed on or after the first annual reporting period beginning on or after December 15, 2008.  Early adoption of this standard is not permitted and the standards are to be applied prospectively only.  Upon adoption of this standard, there would be no impact to the Company’s results of operations and financial condition for acquisitions previously completed.  The adoption of SFAS No. 141R is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

In January 2008, the SEC released SAB No. 110, which amends SAB No. 107 which provided a simplified approach for estimating the expected term of a “plain vanilla” option, which is required for application of the Black-Scholes option pricing model (and other models) for valuing share options. At the time, the Staff acknowledged that, for companies choosing not to rely on their own historical option exercise data (i.e., because such data did not provide a reasonable basis for estimating the term), information about exercise patterns with respect to plain vanilla options granted by other companies might not be available in the near term; accordingly, in SAB No. 107, the Staff permitted use of a simplified approach for estimating the term of plain vanilla options granted on or before December 31, 2007. The information concerning exercise behavior that the Staff contemplated would be available by such date has not materialized for many companies. Thus, in SAB No. 110, the Staff continues to allow use of the simplified rule for estimating the expected term of plain vanilla options until such time as the relevant data becomes widely available. The Company does not expect its adoption of SAB No. 110 to have a material impact on its financial position, results of operations or cash flows.

In March 2008, the FASB issued SFAS No. 161 “Disclosures about Derivative Instruments and Hedging Activities—An Amendment of FASB Statement No. 133.” (“SFAS 161”). SFAS 161 establishes the disclosure requirements for derivative instruments and for hedging activities with the intent to provide financial statement users with an enhanced understanding of the entity’s use of derivative instruments, the accounting of derivative instruments and related hedged items under Statement 133 and its related interpretations, and the effects of these instruments on the entity’s financial position, financial performance, and cash flows. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2008. The Company does not expect its adoption of SFAS 161 to have a material impact on its financial position, results of operations or cash flows.

F-10-

STAR LINK SOFTWARE, INC. AND SUBSIDIARY
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007

In April 2008, the FASB issued FASB Staff Position (“FSP”) SFAS No. 142-3, “Determination of the Useful Life of Intangible Assets”. This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”). The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under SFAS 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS 141R, and other GAAP. This FSP is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The Company is currently evaluating the impact of SFAS FSP 142-3, but does not expect the adoption of this pronouncement will have a material impact on its financial position, results of operations or cash flows.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS 162”).  SFAS 162 identifies the sources of accounting principles and the framework for selecting principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States.  This statement shall be effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board’s amendments to AU section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles.  The Company is currently evaluating the impact of SFAS 162, but does not expect the adoption of this pronouncement will have a material impact on its financial position, results of operations or cash flows.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption.

Note 2 Going Concern

As reflected in the accompanying financial statements, the Company has a net loss of $48,394 and net cash used in operations of $39,474 for the period ended December 31, 2007; and a working capital deficit of $4,394, a deficit accumulated during the development stage of $48,394 and a stockholders’ deficit of $4,394 at December 31, 2007.  In addition, the Company is in the development stage and has not yet generated any revenues.  The ability of the Company to continue as a going concern is dependent on Management's plans, which include potential asset acquisitions, mergers or business combinations with other entities, further implementation of its business plan and continuing to raise funds through debt or equity raises. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 Joint Venture Agreement

On April 30, 2007, the Company’s wholly owned subsidiary, IPUP, entered into a Joint Venture Agreement with FEMATA (The Federation of Miners Association of Tanzania), a Tanzanian company, to provide licensed e-commerce software, enabling network distributors and consumers to market natural commodity resources directly on the internet.  The Company will receive 50% of net profits generated by FEMATA.  In exchange for receiving the net profits on future business transacted within FEMATA, the Company will allow FEMATA use of their software.  This is customized software with no known alternative future use.  For the period ended December 31, 2007, no profits had been generated by FEMATA.  To date, there are no related costs that have been expensed.

F-11-

STAR LINK SOFTWARE, INC. AND SUBSIDIARY
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007

Note 4 Loans Payable – Related Parties

During the period from April 27, 2007 (inception) to December 31, 2007, the Company received working capital advances from certain of its officers aggregating $7,754.  These loans were non-interest bearing, unsecured and due on demand.  During the period from April 27, 2007 (inception) to December 31, 2007, the Company repaid $4,500 to these officers.

At December 31, 2007, these advances represent a 100% concentration in debt financing.

Note 5 Income Taxes

SFAS 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards.  SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

The Company has a net operating loss carryforward for tax purposes totaling approximately $46,983 at December 31, 2007 expiring through the year 2027.  Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally greater than a 50% change in ownership).  Temporary differences, which give rise to a net deferred tax asset, are as follows:

Significant deferred tax assets at December 31, 2007 are as follows:

Gross deferred tax assets:
Net operating loss carryforwards	$(17,680)
Total deferred tax assets	(17,680)
Less: valuation allowance	17,680
Net deferred tax asset recorded	$-

The valuation allowance at April 27, 2007 (inception) was $0. The net change in valuation allowance during the period ended December 31, 2007 was an increase of $17,680.  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized.  The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.  Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.  Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of December 31, 2007.

F-12-

STAR LINK SOFTWARE, INC. AND SUBSIDIARY
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007

The actual tax benefit differs from the expected tax benefit for the year ended December 31, 2007 (computed by applying the U.S. Federal Corporate tax rate of 34% to income before taxes and 5.5% for state income taxes, a blended rate of 37.63%) as follows:

Expected tax expense (benefit) – Federal	$(15,549)
Expected tax expense (benefit) – State	(2,662)
Non-deductible penalties and fines	531
Change in valuation allowance	17,680
Actual tax expense (benefit)	$-

Note 6 Stockholders’ Deficit

On June 1, 2007, the Company issued 97,020,000 shares of common stock to its founders for $3,500 ($0.00004/share).

On June 1, 2007, the Company issued 1,980,000 shares of common stock to a founder in exchange for a subscription receivable of $500 ($0.0003/share).  The subscription was received in January 2008.

On December 17, 2007, the Company issued 40,500 shares of common stock to third parties for $40,500 ($1/share) in a private placement.

Note 7 Subsequent Events

(A) Loans Payable – Related Parties

During 2008, the Company repaid $3,254 of working capital advances related to 2007.

During 2008, the Company received working capital advances from certain of its officers aggregating $6,787.  These loans were non-interest bearing, unsecured and due on demand.  The Company repaid $5,735 of these working capital advances to these officers.

(B) Authorized Capital

On April 29, 2008, the Company’s Board of Directors amended the articles of incorporation to change the authorized capital of the Company from 10,000,000,000 shares to 100,000,000 shares of no par value, common stock.

F-13-

STAR LINK SOFTWARE, INC. AND SUBSIDIARY
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007

(C) Stock Issuances

On February 22, 2008, the Company issued 50,000 shares of common stock to a third party for $50,000 ($1/share).

In April 2008, the Company issued 3,500 shares of common stock to third party investors for $3,500 ($1/share).

On July 13, 2008, the Company issued 25,000 shares of common stock to a third party for $25,000 ($1/share).

F-14-

STAR LINK SOFTWARE, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2008
(UNAUDITED)

CONTENTS
Page(s)

Consolidated Balance Sheets –
As of June 30, 2008 (Unaudited) and December 31, 2007 (Audited)	F-16

Consolidated Statements of Operations –
For the Six Months Ended June 30, 2008, for the Period from April 27, 2007 (inception) to June 30, 2007, and for the Period from April 27, 2007 (Inception) to June 30, 2008 (Unaudited)	F-17

Consolidated Statements of Cash Flows –
For the Six Months Ended June 30, 2008, for the Period from April 27, 2007 (inception) to June 30, 2007, and for the Period from April 27, 2007 (Inception) to June 30, 2008 (Unaudited)	F-18

Notes to Consolidated Financial Statements (Unaudited)	F-19

F-15-

Star Link Software, Inc. and Subsidiary
(A Development Stage Company)
Consolidated Balance Sheets

	June 30, 2008	December 31, 2007
	(Unaudited)	(Audited)
Assets

Current Assets
Cash	$5	$7,780
Total Current Assets	5	7,780

Total Assets	$5	$7,780

Liabilities and Stockholders’ Deficit

Current Liabilities
Accounts payable	$585	$2,835
Accrued liabilities	11,832	6,085
Loans payable - related parties	1,052	3,254
Total Current Liabilities	13,469	12,174

Stockholders’ Deficit
Common stock (no par value, 100,000,000 shares authorized,
99,094,000 shares issued and outstanding)	98,000	44,500
Deficit accumulated during development stage	(111,464)	(48,394)
Stock subscription receivable	-	(500)
Total Stockholders’ Deficit	(13,464)	(4,394)

Total Liabilities and Stockholders’ Deficit	$5	$7,780

See accompanying notes to unaudited consolidated financial statements.

F-16-

Star Link Software, Inc. and Subsidiary
(A Development Stage Company)
Consolidated Statements of Operations
(Unaudited)

	For the Six Months Ended June 30, 2008	For the Period From	For the Period From
		April 27, 2007 (Inception)	April 27, 2007 (Inception)
		June 30, 2007	to June 30, 2008

Operating Expenses
General and administrative	$63,070	$-	$111,464
Total Operating Expenses	63,070	-	111,464

Net Loss	$(63,070)	$-	$(111,464)

Net loss per share - basic and diluted	$(0.00)	$-	$(0.00)

Weighted average number of shares outstanding
during the period - basic and diluted	99,077,323	99,000,000	99,037,016

See accompanying notes to unaudited consolidated financial statements.

F-17-

Star Link Software, Inc. and Subsidiary
(A Development Stage Company)
Consolidated Statements of Cash Flows
(Unaudited)

	For the Six Months Ended June 30, 2008	For the Period From	For the Period From
		April 27, 2007 (Inception)	April 27, 2007 (Inception)
		June 30, 2007	to June 30, 2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(63,070)	$-	$(111,464)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
(Decrease) Increase in:
Accounts payable	(2,250)	-	585
Accrued liabilities	5,747	-	11,832
Net Cash Used In Operating Activities	(59,573)	-	(99,047)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loans payable - related parties	6,787	-	14,541
Repayment of loans payable - related parties	(8,989)	-	(13,489)
Proceeds from issuance of common stock - related parties	-	-	3,500
Proceeds from issuance of common stock	54,000	-	94,500
Net Cash Provided By (Used In) Financing Activities	51,798	-	99,052

Net Increase (Decrease) in Cash	(7,775)	-	5

Cash - Beginning of Period	7,780	-	-

Cash - End of Period	$5	$-	$5

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for:
Income taxes	$-	$-	$-
Interest	$-	$-	$-

See accompanying notes to unaudited consolidated financial statements.

F-18-

STAR LINK SOFTWARE, INC. AND SUBSIDIARY
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2008
(UNAUDITED)

Note 1 Basis of Presentation

The accompanying unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. It is management's opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation.

The unaudited interim financial statements should be read in conjunction with the Company’s Annual Report on Form S-1, which contains the audited financial statements and notes thereto, together with the Management’s Discussion and Analysis, for the period ended December 31, 2007. The interim results for the period ended June 30, 2008 are not necessarily indicative of results for the full fiscal year.

Note 2 Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

ipowerUpSoftware, LLC (“IPUP”) was incorporated in the State of Florida on March 13, 2007.  The Company had no assets, liabilities or operations since its inception.

Star Link Investments, Inc. was incorporated in the State of Florida on April 27, 2007.  On April 27, 2007, Star Link Investments, Inc. acquired 100% of the outstanding membership units of IPUP for nominal consideration.  On August 20, 2007, Star Link Investments, Inc. changed its name to Star Link Software, Inc. (“SLI”).

The Company intends to utilize internet technologies to create a dedicated software center providing for e-commerce, email, and networked auction systems.

Principles of Consolidation

The consolidated financial statements include the accounts of SLI and its wholly owned subsidiary, IPUP. All significant inter-company accounts and transactions have been eliminated in consolidation.

Development Stage

The Company's financial statements are presented as those of a development stage enterprise. Activities during the development stage primarily include equity based financing and further implementation of the business plan. The Company will look to obtain additional debt and/or equity related funding opportunities. The Company has not generated any revenues since inception.

F-19-

STAR LINK SOFTWARE, INC. AND SUBSIDIARY
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2008
(UNAUDITED)

Risks and Uncertainties

The Company intends to operate in an industry that is subject to rapid technological change. The Company's operations are subject to significant risk and uncertainties including financial, operational, technological, regulatory and other risks associated with a development stage company, including the potential risk of business failure.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents.  The Company had no cash equivalents at June 30, 2008 and December 31, 2007, respectively.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits.  At June 30, 2008 and December 31, 2007, respectively, there were no balances that exceeded the federally insured limit.

Earnings per Share

Basic earnings (loss) per share is computed by dividing net income (loss) by weighted average number of shares of common stock outstanding during each period.  Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period.  At June 30, 2008 and 2007 and for the period from April 27, 2007 (inception) to June 30, 2008, the Company had no common stock equivalents that could potentially dilute future earnings (loss) per share; hence, a separate computation of diluted earnings (loss) per share is not presented, as the Company reflects a net loss and the effect of considering any common stock equivalents if outstanding would have been anti-dilutive.

On April 7, 2008, the Company’s Board of Directors approved a 100 for 1 reverse stock split of all outstanding common stock.  All share and per share amounts were retroactively restated to reflect this reverse stock split.

Stock-Based Compensation

All share-based payments to employees will be recorded and expensed in the statement of operations as applicable under SFAS No. 123R “Share-Based Payment”.  For the period from April 27, 2007 (inception) to June 30, 2008, the Company has not issued any stock based compensation to employees since inception.

F-20-

STAR LINK SOFTWARE, INC. AND SUBSIDIARY
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2008
(UNAUDITED)

Non-Employee Stock Based Compensation

Stock-based compensation awards issued to non-employees for services will be recorded at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in Emerging Issues Task Force Issue EITF No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” (“EITF 96-18”). For the period from April 27, 2007 (inception) to June 30, 2008, the Company has not issued any stock based compensation to third parties since inception.

Fair Value of Financial Instruments

The carrying amounts of the Company’s short-term financial instruments, including accounts payable, accrued liabilities and loans payable – related parties, approximates fair value due to the relatively short period to maturity for these instruments.

Segment Information

The Company follows Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information."  During 2008 and 2007, the Company only operated in one segment; therefore, segment information has not been presented.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”, which clarifies the principle that fair value should be based on the assumptions that market participants would use when pricing an asset or liability.  It also defines fair value and established a hierarchy that prioritizes the information used to develop assumptions.  SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007.  The adoption of SFAS No. 157 is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities”, which permits entities to choose to measure many financial instruments and certain other items at fair value. The unrealized gains and losses on items for which the fair value option has been elected should be reported in earnings.  The decision to elect the fair value option is determined on an instrument-by-instrument basis, should be applied to an entire instrument and is irrevocable.  Assets and liabilities measured at fair values pursuant to the fair value option should be reported separately in the balance sheet from those instruments measured using other measurement attributes.  SFAS No. 159 is effective as of the beginning of the Company’s 2008 fiscal year. The adoption of SFAS No. 159 is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

F-21-

STAR LINK SOFTWARE, INC. AND SUBSIDIARY
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2008
(UNAUDITED)

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in  Financial Statements, an amendment of Accounting Research Bulletin No 51” (“SFAS 160”). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, changes in a parent’s ownership of a noncontrolling interest, calculation and disclosure of the  net income attributable to the parent and the noncontrolling interest, changes in a parent’s ownership interest while the parent retains its controlling financial interest and fair value measurement of any retained noncontrolling equity investment. SFAS 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The adoption of SFAS No. 160 is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS 141R, “Business Combinations” (“SFAS 141R”), which replaces FASB SFAS 141, “Business Combinations”.  This Statement retains the fundamental requirements in SFAS 141 that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. SFAS 141R defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control.  SFAS 141R will require an entity to record separately from the business combination the direct costs, where previously these costs were included in the total allocated cost of the acquisition.  SFAS 141R will require an entity to recognize the assets acquired, liabilities assumed, and any non-controlling interest in the acquired at the acquisition date, at their fair values as of that date.  This compares to the cost allocation method previously required by SFAS No. 141.  SFAS 141R will require an entity to recognize as an asset or liability at fair value for certain contingencies, either contractual or non-contractual, if certain criteria are met.  Finally, SFAS 141R will require an entity to recognize contingent consideration at the date of acquisition, based on the fair value at that date.  This Statement will be effective for business combinations completed on or after the first annual reporting period beginning on or after December 15, 2008.  Early adoption of this standard is not permitted and the standards are to be applied prospectively only.  Upon adoption of this standard, there would be no impact to the Company’s results of operations and financial condition for acquisitions previously completed.  The adoption of SFAS No. 141R is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

In January 2008, the SEC released SAB No. 110, which amends SAB No. 107 which provided a simplified approach for estimating the expected term of a “plain vanilla” option, which is required for application of the Black-Scholes option pricing model (and other models) for valuing share options. At the time, the Staff acknowledged that, for companies choosing not to rely on their own historical option exercise data (i.e., because such data did not provide a reasonable basis for estimating the term), information about exercise patterns with respect to plain vanilla options granted by other companies might not be available in the near term; accordingly, in SAB No. 107, the Staff permitted use of a simplified approach for estimating the term of plain vanilla options granted on or before December 31, 2007. The information concerning exercise behavior that the Staff contemplated would be available by such date has not materialized for many companies. Thus, in SAB No. 110, the Staff continues to allow use of the simplified rule for estimating the expected term of plain vanilla options until such time as the relevant data becomes widely available. The Company does not expect its adoption of SAB No. 110 to have a material impact on its financial position, results of operations or cash flows.

In March 2008, the FASB issued SFAS No. 161 “Disclosures about Derivative Instruments and Hedging Activities—An Amendment of FASB Statement No. 133.” (“SFAS 161”). SFAS 161 establishes the disclosure requirements for derivative instruments and for hedging activities with the intent to provide financial statement users with an enhanced understanding of the entity’s use of derivative instruments, the accounting of derivative instruments and related hedged items under Statement 133 and its related interpretations, and the effects of these instruments on the entity’s financial position, financial performance, and cash flows. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2008. The Company does not expect its adoption of SFAS 161 to have a material impact on its financial position, results of operations or cash flows.

F-22-

STAR LINK SOFTWARE, INC. AND SUBSIDIARY
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2008
(UNAUDITED)

In April 2008, the FASB issued FASB Staff Position (“FSP”) SFAS No. 142-3, “Determination of the Useful Life of Intangible Assets”. This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”). The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under SFAS 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS 141R, and other GAAP. This FSP is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The Company is currently evaluating the impact of SFAS FSP 142-3, but does not expect the adoption of this pronouncement will have a material impact on its financial position, results of operations or cash flows.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS 162”).  SFAS 162 identifies the sources of accounting principles and the framework for selecting principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States.  This statement shall be effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board’s amendments to AU section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles.  The Company is currently evaluating the impact of SFAS 162, but does not expect the adoption of this pronouncement will have a material impact on its financial position, results of operations or cash flows.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption.

Note 3 Going Concern

As reflected in the accompanying financial statements, the Company has a net loss of $63,070 and net cash used in operations of $59,573 for the six months ended June 30, 2008; and a working capital deficit of $13,464, a deficit accumulated during the development stage of $111,464 and a stockholders’ deficit of $13,464 at June 30, 2008.  In addition, the Company is in the development stage and has not yet generated any revenues.  The ability of the Company to continue as a going concern is dependent on Management's plans, which include potential asset acquisitions, mergers or business combinations with other entities, further implementation of its business plan and continuing to raise funds through debt or equity raises. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 Joint Venture Agreement

On April 30, 2007, the Company’s wholly owned subsidiary, IPUP, entered into a Joint Venture Agreement with FEMATA (The Federation of Miners Association of Tanzania), a Tanzanian company, to provide licensed e-commerce software, enabling network distributors and consumers to market natural commodity resources directly on the internet.  The Company will receive 50% of net profits generated by FEMATA.  In exchange for receiving the net profits on future business transacted within FEMATA, the Company will allow FEMATA use of their software.  This is customized software with no known alternative future use.  For the period from April 27, 2007 (inception) to June 30, 2008, no profits had been generated by FEMATA.  To date, there are no related costs that have been expensed.

Note 5 Loans Payable – Related Parties

During the period from April 27, 2007 (inception) to December 31, 2007, the Company received working capital advances from certain of its officers aggregating $7,754.  These loans were non-interest bearing, unsecured and due on demand.  During the period from April 27, 2007 (inception) to December 31, 2007, the Company repaid $4,500 in related loans to these officers.

F-23-

STAR LINK SOFTWARE, INC. AND SUBSIDIARY
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2008
(UNAUDITED)

During 2008, the Company repaid $3,254 of working capital advances related to 2007.

During 2008, the Company received working capital advances from certain of its officers aggregating $6,787.  These loans were non-interest bearing, unsecured and due on demand.  The Company repaid $5,735 of these working capital advances to these officers.

At June 30, 2008, these advances represent a 100% concentration in debt financing.

Note 6 Stockholders’ Deficit

On June 1, 2007, the Company issued 97,020,000 shares of common stock to its founders for $3,500 ($0.00004/share).

On June 1, 2007, the Company issued 1,980,000 shares of common stock to a founder in exchange for a subscription receivable of $500 ($0.0003/share).  The subscription was received in January 2008.

On December 17, 2007, the Company issued 40,500 shares of common stock to third parties for $40,500 ($1/share) in a private placement.

On February 22, 2008, the Company issued 50,000 shares of common stock to a third party for $50,000 ($1/share).

In April 2008, the Company issued 3,500 shares of common stock to third party investors for $3,500 ($1/share).

On April 29, 2008, the Company’s Board of Directors amended the articles of incorporation to change the authorized capital of the Company from 10,000,000,000 shares to 100,000,000 shares of no par value, common stock.

On July 13, 2008, the Company issued 25,000 shares of common stock to a third party for $25,000 ($1/share).

F-24-

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.                      Other Expenses of Issuance and Distribution.

The estimated expenses of the offering, all of which have been paid by the registrant, are as follows:

SEC Registration Fee	$468
EDGAR fees	2,500
Accounting Fees and Expenses	20,000
Legal Fees and Expenses [1]	40,000
Blue Sky Fees/Expenses	5,000
Transfer Agent Fees	2,500
TOTAL	$70,468

1.  Includes business and legal support.

Item 14.                      Indemnification of Directors and Officers.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.        Article IX of the Bylaws of the Company, filed as Exhibit 3.2 to the Registration Statement.

2.        Florida Statutes, Chapter 607.0850.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Item 15.                      Recent Sales of Unregistered Securities.

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Shares	Consideration
International Cancer Foundation, Avienida Balboa, Panama	50,000	$50,000.00
Dan Gaub, Yakima, WA	25,000	25,000.00
Barry and/or Mary Drake, BC, Canada	25,000	25,000.00
Angela Manetta, Burnaby, BC, Canada	2,500	2,500.00
Sandra Palmer, Mounds View, MN	1,000	1,000.00
George Kasprzyk, West Palm Beach, FL	1,000	1,000.00
Mohamed M. Sulaman, Margate, FL	1,000	1,000.00
Susan J. Welsh, Ft. Lauderdale, FL	1,000	1,000.00
Juan A. Selaya, Hollywood, FL	1,000	1,000.00
Darnal M. Smith, Sunrise, FL	500	500.00
Amanda Samuel, Coral Springs, FL	500	500.00
Matthew Torres, Coral Springs, FL	500	500.00
James D. Bailey, Brooksville, FL	500	500.00
Delorise R. Boniface, Ft. Lauderdale, FL	500	500.00
Renee and Carlos Couret, Charlotte, NC	500	500.00
Rachel Elistin, Ft. Lauderdale, FL	500	500.00
James A. Howell, Ft. Lauderdale, FL	500	500.00
Allen Johnson, Ft. Lauderdale, FL	500	500.00
Carolyn P. Kennedy, Lauderhill, FL	500	500.00
Bruce and Paula Kreft, Coral Springs, FL	500	500.00
Michael W. Mathesie, Parkland, FL	500	500.00
Anita Orlando, Ft. Lauderdale, FL	500	500.00
Michel J. Plante, Coral Springs, FL	500	500.00
Valarie E. Roberts, Hollywood, FL	500	500.00
Guerda Daniels, Hollywood, FL	500	500.00
James W. Geiger, Ft. Lauderdale, FL	500	500.00
Cynthia Lane, Hollywood, FL	500	500.00
Peter Quinn, Boca Raton, FL	500	500.00
Rick Taylor, Riverview, FL	500	500.00
Lorraine D. Williams, Tamarac, FL	500	500.00
Susan M. Young, Blaine, WA	500	500.00
Ryan E. Young, Blaine, WA	500	500.00

From December 17, 2007 through July 13, 2008, we issued the foregoing restricted shares of common stock to the selling shareholders pursuant to Rule 504 of Regulation D of the Securities Act of 1933. The shares were issued for $1.00 per share. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

Item 16.                      Exhibits.

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-K.

Exhibit No.	Document Description
3.1	Articles of Incorporation and Amendments. *
3.2	Bylaws. *
4.1	Specimen Stock Certificate. *
5.1	Opinion of Jeffrey H. Burns, Esq. *
10.1	Memorandum of Understanding Joint Venture Agreement between FEMATA.com and ipowerUpSoftware, LLC dated April 30, 2007 *
23.1	Consent of Berman & Company, P.A., Independent Registered Public Accounting Firm
23.2	Consent of Jeffrey H. Burns, Esq. (see Exhibit 5.1) *
99.1	Subscription Agreement. *

* Incorporated by reference to the Company’s Form S-1 filed on October 2, 2008

Item 17.                      Undertakings.

A.	The undersigned Registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

		(a)	include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)
reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

		(c)	include any additional or changed material information with respect to the plan of distribution.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

	(4)	For the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

	(5)	For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

		(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of this chapter;

		(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

		(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boca Raton, State of Florida on this 27th day of February, 2009.

STAR LINK SOFTWARE, INC.

By:   /s/ M.L. Valentine
M.L. Valentine,
Principal Executive Officer,
Principal Financial Officer, Principal Accounting Officer

By:       /s/ Niels Bischof
Niels Bischof,
Chairman of the Board of Directors

By:       /s/ Kristofer Valentine
Kristofer L. Valentine,
Director

By:       /s/ Barry Stieb
Barry Stieb,
Director

EXHIBIT INDEX

Exhibit No.	Document Description
3.1	Articles of Incorporation and Amendments. *
3.2	Bylaws. *
4.1	Specimen Stock Certificate. *
5.1	Opinion of Jeffrey H. Burns, Esq. *
10.1	Memorandum of Understanding Joint Venture Agreement between FEMATA.com and ipowerUpSoftware, LLC dated April 30, 2007 *
23.1	Consent of Berman & Company, P.A., Independent Registered Public Accounting Firm
23.2	Consent of Jeffrey H. Burns, Esq. (see Exhibit 5.1) *
99.1	Subscription Agreement. *

* Incorporated by reference to the Company’s Form S-1 filed on October 2, 2008